Exhibit 10.43

SECOND AMENDMENT TO
RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Second Amendment to the Research Collaboration and License Agreement (this “Second Amendment”) is entered into as of January, 12, 2013 (the “Second Amendment Date”) by and between GenVec, Inc. (“GenVec”) and Novartis Institutes for BioMedical Research, Inc. (“Novartis”).

WHEREAS, GenVec and Novartis are parties to that certain Research Collaboration and License Agreement, effective as of January 13, 2010 as amended by the parties on January 10, 2012 (the “Agreement”); and

WHEREAS, GenVec and Novartis wish to further amend the Agreement to extend the Research Collaboration Term in the Agreement to support one (1) FTE for an additional year as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment, the parties agree as follows:

1.	Definition 1.70 will be replaced in its entirety by:

“Research Collaboration Term” shall mean the period commencing on the Effective Date and ending four (4) years after the Effective Date, subject to Novartis’ ability to terminate the Research Collaboration pursuant to Section 4.1(b).

2.	Clause 6.4(a) will be replaced in its entirety by

6.4 Payments for Research Collaboration and Additional Research Support. (a) Novartis shall make research payments to GenVec in connection with the Research Collaboration equal to the FTE Rate per FTE assigned to the Research Collaboration per year. Such payments shall be (i) invoiced to Novartis in arrears once per Calendar Quarter and (ii) based on the actual number of FTEs assigned to the Research Collaboration during the preceding Calendar Quarter. The total payments to GenVec for FTEs assigned to the Research Collaboration for the first two years following the effective date shall not exceed [**] per twelve (12) month period. In year 3 the total payments to GenVec for FTEs shall not exceed [**]. In year 4 the total payments to GenVec for FTEs shall not exceed [**]. The Research Collaboration Plan shall be amended as detailed in the Research Collaboration Plan Amendment attached as Exhibit A to this Second Amendment.

3.	This Second Amendment is effective upon the Second Amendment Date and is and will be deemed to be an integral part of the Agreement.
4.	Any initially capitalized terms not otherwise defined herein shall have the meanings given in the Agreement.
5.	Except as expressly amended hereby, all terms of the Agreement shall remain unchanged and in full force and effect.
6.	This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

[**]	Denotes that confidential portions of this exhibit have been omitted in reliance on Rule24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

N WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the Second Amendment Date.

NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC. By: /s/ Chris Klee Name: Chris Klee Title: VP & CFO	GENVEC, INC. By: /s/ Douglas J. Swirsky Name: Douglas J. Swirsky Title: Senior Vice President & CFO

[Signature Page to Second Amendment to GenVec Research Collaboration and License Agreement]

Exhibit A – Research Collaboration Plan Amendment

Objectives and Supporting Activities	Rationale	FTEs
[**]

[**]	Denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.